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                                                                     EXHIBIT 3.1



                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                                CYBER-CARE, INC.

                       ----------------------------------

                          PURSUANT TO PROVISIONS OF THE
                        FLORIDA BUSINESS CORPORATION ACT
                       ----------------------------------

      Cyber-Care, Inc. (the "Corporation"), a corporation organized and existing under the Florida Business Corporation Act, does hereby certify that, pursuant to section 607.1003 of the Florida Business Corporation Act, the Board of Directors of the Corporation adopted the following resolution, on June 26, 2001, which resolution is in full force and in effect as of the date hereof:

      WHEREAS, the Board of Directors has approved, and recommends that the Corporation's Stockholders approve, an amendment to the Corporation's Articles of Incorporation ("Articles") which would change the corporate name of the Corporation from "Cyber-Care, Inc." to "CyberCare, Inc."

      The Stockholders of the Corporation, by majority vote at the annual Stockholders Meeting held on June 26, 2001 approved the foregoing resolution and authorized the amendment set forth below to the Articles. The number of votes cast at such meeting was sufficient for approval.

      1. Article One of the Articles is hereby amended to reflect that the name of the Corporation is hereby changed to CyberCare, Inc.

      NOW THEREFORE, Article One is hereby amended to read as follows:

The name of the Corporation is "CyberCare, Inc."  (the "Corporation")

Executed on June 26, 2001.

                        CYBER-CARE, INC.

                        By: _______________________________________
                              Paul C. Pershes, President and Director

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STATE OF FLORIDA           )
                           )
COUNTY OF PALM BEACH       )


      On this 26th day of June, 2001, before me, a Notary Public in and for the State and County aforesaid, personally appeared Paul C. Pershes, who either is known to me personally or who supplied _______________________ as identification, acknowledged to the fact that he is the President and Director of Cyber-Care, Inc., and that he executed as said officer and Director the foregoing Articles of Amendment of said Corporation as his act and deed and as the act and deed of said corporation.

      WITNESS my hand and seal of office on the date and year first aforesaid.



                                    ___________________________________
                                    NOTARY PUBLIC

                                    Notary Public Commission expires:
                                    [Notarial Seal]